SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2015

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 5, 2015, Werner Enterprises, Inc. (the “Company”), as borrower, entered into a new credit agreement for a $75 million five-year credit facility (the "2015 BMO Harris Facility") with BMO Harris Bank N.A. ("BMO Harris"), as lender.

The 2015 BMO Harris Facility replaces the Company's prior $75 million credit facility with BMO Harris, dated June 1, 2012 (the "2012 BMO Harris Facility"). Upon effectiveness of the 2015 BMO Harris Facility, the Company terminated the 2012 BMO Harris Facility. As of March 5, 2015, the Company was in compliance with all applicable financial covenants under both the 2012 and 2015 BMO Harris Facilities and had no obligations or outstanding borrowings. (Pursuant to General Instruction B.3 to Form 8-K, the information regarding the 2012 BMO Harris Facility contained in Note 2 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014 and disclosed under Item 2.03 of the Company’s Current Report on Form 8-K dated June 1, 2012 is incorporated by reference herein.)

The 2015 BMO Harris Facility is an unsecured revolving credit facility of $75 million and expires on March 5, 2020. The proceeds of the 2015 BMO Harris Facility may be used for the Company's general corporate purposes. The 2015 BMO Harris Facility permits the Company to borrow funds and issue letters of credit of up to $75 million in the aggregate (letters of credit shall not exceed $25 million), and availability of such funds under the 2015 BMO Harris Facility is conditional upon various customary terms and covenants. Such covenants include, among other things, two financial covenants requiring the Company (i) not to exceed a maximum ratio of total funded debt to total capitalization and (ii) not to exceed a maximum ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization. A violation of such terms and covenants could result in a default under the 2015 BMO Harris Facility. In the event of default, BMO Harris (i) will not be obligated to make loans to the Company, (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest) and (iii) could require the Company to immediately deliver cash collateral for any then-outstanding letters of credit.

Any amounts drawn under the 2015 BMO Harris Facility will bear interest at a variable rate based on the daily London Interbank Offered Rate ("LIBOR") plus a margin of 0.60%. Such borrowed amounts and interest would be due and payable in full on March 5, 2020. The 2015 BMO Harris Facility also requires the Company to pay BMO Harris (i) an annualized letter of credit fee of 0.60% per annum based upon the face amount of each letter of credit outstanding and (ii) a nonrefundable unused commitment fee of 0.085% per annum on the average daily unused amount of the commitment available for borrowing. No borrowings have been made and no letters of credit have been issued under the 2015 BMO Harris Facility to date.

The foregoing (including the agreements described herein) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2014. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: March 10, 2015	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: March 10, 2015	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary